Exhibit 10.4

SECOND AMENDMENT TO PURCHASE AND SALE AGREEMENT

THIS SECOND AMENDMENT TO PURCHASE AND SALE AGREEMENT (this “Amendment”) dated as of June 27, 2013 is by and between NOBLE RALEIGH ASSOCIATES, LLC, a Georgia limited liability company (“Seller”), and CWI RALEIGH HOTEL, LLC a Delaware limited liability company (“Purchaser”).  Seller and Purchaser are sometimes referred to herein individually as a “Party”, and collectively as the “Parties”.

W I T N E S S E T H:

WHEREAS, Seller and Purchaser have entered into that certain Purchase and Sale Agreement dated as of May 29, 2013 (the “Original Agreement”), as amended by that certain First Amendment to Purchase and Sale Agreement dated June 3, 2013 (the “First Amendment”), and as further amended by that certain letter agreement between Purchaser and Seller dated June 19, 2013 (the “Letter Agreement” and collectively with the Original Agreement and the First Amendment, collectively, the “Agreement”); and

WHEREAS, Seller and Purchaser have agreed to further amend the Agreement in accordance with the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the mutual promises herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.         Definitions.  All capitalized terms used but not defined herein shall have the meanings set forth in the Agreement.

2.         Earnest Money.  The definition of “Earnest Money” set forth in Section 1.1 of the Existing Agreement is hereby amended and restated in its entirety as follows:

“Earnest Money” means, at the time in question, the amounts then deposited with Escrow Agent in respect of the Initial Deposit, the Additional Deposit and, if applicable, the Extension Deposit, together with all interest and any other amounts earned thereon.

3.         Due Diligence Contingency.  The first sentence of Section 4.1.1 of the Agreement is hereby amended by deleting therefrom the phrase “July 3, 2013” and inserting in place thereof the phrase “July 12, 2013”.

4.         Proration Credit.  Section 11.2 of the Agreement is hereby amended by adding the following new Section 11.2.17 immediately after Section 11.2.16 of the Agreement:

11.2.17            Purchaser Credit.  Purchaser shall receive a credit at Closing in the amount of Seventy-Five Thousand and no/100 Dollars ($75,000.00).

5.         Closing Date Extension.  Article X of the Agreement is hereby amended by adding the following new Section 10.5 immediately after Section 10.4 of the Agreement:

10.5     Closing Date Extension.  Purchaser shall have a one-time right to extend the then-scheduled Closing Date for any reason or no reason for up to fifteen (15) days (such extended date being the “Purchaser Adjourned Closing Date”) by (i) delivering written notice to Seller on or before the then-scheduled Closing Date, which notice shall specify the Purchaser Adjourned Closing Date, and (ii) by no later than 5:00 p.m. (Eastern Time) on the then-scheduled Closing Date, depositing an additional One Million and no/100 Dollars ($1,000,000.00) (the “Extension Deposit”) by wire transfer of immediately available federal funds to the order of the Escrow Agent.  The Extension Deposit shall become a part of the Earnest Money and shall be invested, disbursed, refunded or applied toward the Purchase Price, as applicable, in accordance with the terms of this Agreement and the Earnest Money Escrow Agreement.

6.         No Further Modification.  Except as modified hereby, the Agreement shall remain in full force and effect, and as modified hereby, the Agreement is ratified and confirmed in all respects.

7.         Representations and Warranties.  Seller and Purchaser each hereby represent and warrant that it has full right, power and authority to enter into this Amendment and that the person executing this Amendment on behalf of Seller and Purchaser, respectively, is duly authorized to do so.

8.         Counterparts; Electronic Signatures.  This Amendment may be executed in one or more counterparts, each of which shall constitute an original and all of which when taken together shall constitute one and the same instrument.  An executed facsimile or .pdf of this Amendment may be relied upon as having, and shall be deemed to have, the same force and effect as an original.

9.         Governing Law.  This Amendment shall be governed by the laws of the State of North Carolina, without giving effect to any principles regarding conflict of laws.

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IN WITNESS WHEREOF, Seller and Purchaser have executed this Second Amendment to Purchase and Sale Agreement as of the date first above written.

SELLER:

NOBLE RALEIGH ASSOCIATES, LLC,
a Georgia limited liability company

By:	NOBLE RALEIGH GP, LLC,
a Georgia limited liability company,
its Manager

	By:	s/ James E. Conley, Jr.
Name: James E. Conley, Jr.
Title: Vice President

PURCHASER:

CWI RALEIGH HOTEL, LLC,
a Delaware limited liability company

By:	/s/ Michael G. Medzigian
Name: Michael G. Medzigian
Title: CEO and President

Signature Page to Second Amendment to Purchase and Sale Agreement

Raleigh Marriott City Center